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                                                                     Exhibit 4.3




                     AASCHE TRANSPORTATION SERVICES, INC.

                               STOCK OPTION PLAN
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I.     PURPOSE AND DEFINITIONS

       A.   PURPOSE OF THE PLAN

            The Aasche Transportation Services, Inc. Stock Option Plan, which is effective as of June 1, 1996, is an amendment and restatement of the Aasche Transportation Services, Inc. Key Employee Incentive Stock Option Plan (the "Prior Plan"), and reflects (i) certain design changes to the Prior Plan, and (ii) the merger into the Prior Plan of a number of plans and agreements previously maintained by the Company and certain of its Affiliates. The plans and agreements that have been merged into the Plan are set forth in Exhibit A to the Plan (the "Exhibit A Plans").

            The Plan is intended to encourage ownership of Shares by Key Employees and Key Non-Employees in order to attract and retain such Key Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

            The restatement of the Prior Plan and the merger into the Plan of the Exhibit A Plans shall not in any way affect the rights of individuals who participated in the Prior Plan and the Exhibit A Plans in accordance with their provisions. All matters relating to eligibility for Options and the number of Options to which such individuals may be entitled based upon events occurring prior to the adoption of this Plan shall, except as otherwise expressly provided herein, be determined in accordance with the applicable provisions of the Prior Plan and the Exhibit A Plans.

       B.   DEFINITIONS

            Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

            1. Affiliate means a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect.

            2.   Board means the Board of Directors of the Company.

            3.   Code means the Internal Revenue Code of 1986, as amended.

            4. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan (which committee may be the Compensation Committee of the Board), or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "disinterested person" or Nonemployee Director, within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, other than pursuant to Article VI hereof, or shall have received any Option at any time within one (1) year prior to his or her service on the Committee or, if different, for the time period necessary to fulfill the then current Rule 16b-3 requirements under the Exchange Act, unless otherwise permitted by the Exchange Act or any rules promulgated thereunder. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside
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                 director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

            5. Company means Aasche Transportation Services, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

            6. Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

            7. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

            8. Formula Option means a Nonstatutory Option granted automatically to a Nonemployee Director in accordance with
                 Article VI of the Plan.

            9. Incentive Option means an Option which, when granted, is intended to be an "incentive stock option," as defined in
                 Section 422 of the Code.

            10. Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan; provided, however, that Larry L. Asche, Diane L. Asche, and Kevin M. Clark shall not be eligible to be granted Options hereunder except to the extent they have received Options under the Exhibit A Plans.

            11. Key Non-Employee means a Nonemployee Director or advisor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

            12. Nonemployee Director is a director of the Company who is not an employee of the Company or any of its Affiliates.

            13. Nonstatutory Option means an Option which, when granted, is not intended to be an "incentive stock option," as defined in
                 Section 422 of the Code.

            14.  Option means a right, option or warrant granted under the Plan.

            15. Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

            16. Participant means a Key Employee to whom one or more Incentive Options or Nonstatutory Options are granted under the Plan, and a Key Non-Employee to whom one or more Nonstatutory Options are granted under the Plan.

            17. Plan means the Aasche Transportation Services, Inc. Stock Option Plan, as amended from time to time.

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            18.  Shares means the following shares of the capital stock of the
                 Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, $.0001 par value, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VII of the Plan.

II.    SHARES SUBJECT TO THE PLAN

       The aggregate number of Shares as to which Options may be granted from time to time shall be Eight Hundred Sixty-four Thousand Six Hundred (864,600) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VII hereof); provided, however, that if the Company is a publicly held corporation, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Options may be granted in any calendar year to any one Key Employee shall not exceed one hundred fifty thousand (150,000) (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VII hereof).

       If an Option ceases to be "outstanding," in whole or in part, the Shares which were subject to such Option, if the Option was not exercised, shall be available for the granting of other Options. Any Option shall be treated as "outstanding" until such Option is exercised in full, terminates or expires under the provisions of the Plan or Option Agreement, or is cancelled by agreement of the Company and the Participant.

       Subject to the provisions of Article VII, the aggregate number of Shares as to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within the earlier of one year before or after the date of the adoption of any such amendment or such other time period as may be required by the Exchange Act, if applicable.

III.   ADMINISTRATION OF THE PLAN

       The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

       Subject to the provisions of the Plan, the Committee is authorized to:

       A. interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

       B. determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Options;

       C. determine the Key Non-Employees to whom Nonstatutory Options shall be granted;

       D. determine whether the Option to be granted shall be an Incentive Option or Nonstatutory Option;

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       E. determine the number of Shares for which an Option or Options shall be granted;

       F. provide for the acceleration of the right to exercise an Option (or portion thereof); and

       G. specify the terms and conditions upon which Options may be granted;

       provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of
       Section 422 of the Code.

       All determinations of the Committee shall be made by a majority of its members and shall be reduced to writing and signed by a majority. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.    ELIGIBILITY FOR PARTICIPATION

       The Committee may at any time and from time to time grant one or more Options to one or more Key Employees and may designate the number of Shares to be subject to each Option so granted, provided, however, that
       (i) each Participant receiving an Incentive Option must be a Key Employee of the Company or of an Affiliate at the time an Incentive Option is granted; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company; and (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Key Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000.

       Notwithstanding the foregoing, if the Company is subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, except as otherwise provided for under Article VI for Formula Options. If the Company is not subject to
       Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article IV, a "disinterested member" shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Option under the Plan or any other plan of the Company or an Affiliate.

       Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option.

V.     TERMS AND CONDITIONS OF OPTIONS

       Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

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     A.   OPTION PRICE

          The exercise price of the Shares covered by each Option granted under the Plan shall be the "fair market value" of the Shares on the date of the grant of the Option; provided, however, if the optionee owns directly or by reason of the applicable attribution rules more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company, the Option price shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant. If the Shares are listed on any national securities exchange, the fair market value shall be the mean average of the high and low sales prices, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the fair market value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Committee.

     B.   NUMBER OF SHARES

          Each Option shall state the number of Shares to which it pertains.

     C.   TERM OF OPTION

          Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article V to be at least 110% of fair market value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

     D.   DATE OF EXERCISE

          Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, or upon the attainment of stated goals, provided, however, that unless the Option Agreement expressly provides to the contrary, no Option may be exercised until eighteen (18) months have lapsed from the date of grant. Attached hereto as Exhibit B are the dates of exercise, number of Shares, and Option prices for the Options granted to Larry L. Asche, Diane L. Asche, Kevin M. Clark, Brian Gast, Leon Monachos, Trey Trumbo and Greenley Capital Company, L.P.

     E.   MEDIUM OF PAYMENT

          The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph J. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

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     F. TERMINATION OF EMPLOYMENT

          1. A Participant who ceases to be an employee or of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

          2. A Participant who ceases to be an employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, "cause" shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

          3. A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph A(6) of Article I hereof), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

          4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee of the Company or of an Affiliate or, in the event of death, within six (6) months after the issuance of letters testamentary or letters of administration to the executor or administrator (but in no event more than one (1) year after the date of death of such Participant).

     G.   TOTAL AND PERMANENT DISABILITY

          A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant (i) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (ii) if the Option becomes exercisable periodically under Paragraph D, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

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          A Disabled Participant shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

     H.   DEATH

          In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within six (6) months after the issuance of letters testamentary or letters of administration to the executor or administrator, but in no event more than one (1) year after the date of death of such Participant (or, if earlier, within the originally prescribed term of the Option), notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

     I.   VESTING OF OPTIONS UPON A CHANGE IN CONTROL

          The vesting of Options will be accelerated, and the Options will become immediately exercisable, upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (1) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of Shares of the Company representing fifty percent (50%) or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, without the approval or consent of the Company's Board of Directors, (2) there is a consolidation or merger of the Company in which the Company is not the surviving corporation, or (3) a plan or proposal for the liquidation or dissolution of the Company is adopted.

     J.   EXERCISE OF OPTION AND ISSUANCE OF STOCK

          Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by Paragraph N of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VII or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

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     K.   RIGHTS AS A STOCKHOLDER

          No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

     L.   ASSIGNABILITY AND TRANSFERABILITY OF OPTION

          By its terms, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant. Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph L, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

     M.   OTHER PROVISIONS

          The Option Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of Section 422 of the Code. Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

     N.   PURCHASE FOR INVESTMENT

          Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements and affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

               "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

          Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

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VI.  FORMULA OPTIONS

     A. Each Nonemployee Director shall be granted automatically a Formula Option to purchase five thousand (5,000) Shares upon the initial election or appointment of such Nonemployer Director to the Board and at the conclusion of each annual meeting of the Board thereafter.

     B. The purchase price of the Shares subject to the Formula Option shall be equal to one hundred percent (100%) of the "fair market value" as of the date of grant, as such term is defined in Paragraph A of
          Article V.

     C. The Shares subject to the Formula Option granted to a Nonemployee Director shall become exercisable immediately upon grant and may be exercised until ten (10) years have lapsed from the date of grant.

          The foregoing notwithstanding, if a Nonemployee Director shall cease to be a director of the Company because of death or Disability, all Shares for which a Formula Option has been granted shall be exercisable only in accordance with Paragraphs G and H of Article V. If a Nonemployee Director ceases to be a director of the Company for any reason other than death or Disability, his or her right to exercise the Formula Option, and the timing of such exercise, shall be governed by the terms of the agreement setting forth the Formula Option; provided, however, that if a Nonemployee Director shall commit any act of malfeasance or wrongdoing affecting the Company, any unexercised portion of the Option shall immediately be terminated and be void.

     D. Formula Options shall be evidenced by an Option Agreement which shall conform to the requirements of the Plan, and may contain such other provisions not inconsistent therewith, as the Committee shall deem advisable. The provisions of Article V governing Options, and the exercise and issuance thereof, shall apply to Formula Options to the extent such provisions are not inconsistent with this Article VI.


VII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY SHARES

     In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the rights granted to, or available for, Participants shall be made in the manner and kind of shares for the purchase of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an Option as to cause the adjustment to be considered as the grant of a new Option.

     Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be cancelled immediately.

VIII.  DISSOLUTION OR LIQUIDATION OF THE COMPANY

       Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VII is applicable, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder.

IX.    TERMINATION OF THE PLAN

       The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VII and VIII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

X.     AMENDMENT OF THE PLAN

       The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment that increases the numbers of Shares for which Options may be granted, other than as provided by Article VII, or changes the designation of the class of employees eligible to receive Incentive Options, or otherwise causes the Incentive Options to no longer qualify as "incentive stock options" as defined in Section 422 of the Code, shall nevertheless be subject within one (1) year either before or after such adoption by the Board to the approval of the stockholders of the Company, and provided, further, that any amendment that requires the approval of the stockholders of the Company in accordance with the Rule 16b-3 requirements of the Exchange Act, shall be subject to approval of the stockholders within the requisite time period of such Act.

XI.    EMPLOYMENT RELATIONSHIP

       Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XII.   INDEMNIFICATION OF COMMITTEE

       In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XIII.  MITIGATION OF EXCISE TAX

       If any payment or right accruing to a Participant under this Plan (without the application of this Article XIII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under
       Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIV.   SAVINGS CLAUSE

       This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and
       (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option.

XV.    EFFECTIVE DATE

       This Plan shall become effective upon adoption by the Board.

XVI.   GOVERNING LAW

       This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

       Adopted this 20th day of June 1996.

                                 EXHIBIT A

(i) Stock Option Agreement between Aasche Transportation Services, Inc. and Larry L. Asche dated September 23, 1994.

(ii) Stock Option Agreement between Aasche Transportation Services, Inc. and Diane L. Asche dated September 23, 1994.

(iii) Stock Option Agreement between Aasche Transportation Services, Inc. and Kevin M. Clark dated September 23, 1994.

(iv)   Non-Employee Directors and Advisors Plan.

(v) Stock Option Agreement between Aasche Transportation Services, Inc. and Brian Gast dated May 1, 1995.

(vi)   Aasche Transportation Services, Inc. 1995 Incentive Stock Option Plan.

(vii)  Polar Express Acquisition, Inc. 1994 Stock Option Plan.

(viii) Stock Option Agreement between Aasche Transportation Services, Inc. and Leon M. Monachos dated May 15, 1996.

(ix) Consulting Agreement between Greenley Capital Company, L.P. and Polar Express Acquisition, Inc. dated August 31, 1994

                                  EXHIBIT B-1

                     LARRY L. ASCHE STOCK OPTION AGREEMENT

1.     GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 26,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.     EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:

                                                                    EXERCISE PERIOD

   Number of Shares       Exercise Price           Commencement Date                Expiration Date
   ----------------       --------------           -----------------                ---------------
        5,000             $8.75                     January 1, 1995                  September 23, 2001
        6,000             $9.00                     January 1, 1996                  September 23, 2001
        7,000             $9.25                     January 1, 1997                  September 23, 2001
        8,000             $9.50                     January 1, 1998                  September 23, 2001

Notwithstanding anything in this paragraph 2 to the contrary, the Option shall become exercisable, if there shall occur any of the following:

       (a) merger of the Company into any other Company in which merger the Company is not the surviving Company;

       (b)  consolidation of the Company with any other Company;

       (c) share exchange with any other Company in which the Company is an acquired party;

       (d) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

       (e) the voluntary dissolution of the Company by consent or vote of its shareholders.

       In such events, the entire Option becomes exercisable on and as of the record date for determining the holders of the Common Stock entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution. The Option (unless exercised) shall expire and become null, void and of no further effect on and as of the date that the holders of the Common Stock are entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution.

       The Company covenants and agrees that, in addition to any other notice requirement to which the Company may be subject, it shall give the Optionee not less than ten (10) days' prior notice of the record date for determining the holders of the Common Stock entitled to vote upon any such merger, consolidation, share exchange, disposition or dissolution.

                                  EXHIBIT B-2

                     DIANE L. ASCHE STOCK OPTION AGREEMENT

GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 26,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:

       Number
         of          Exercise                      EXERCISE PERIOD
       Shares        Price            Commencement Date       Expiration Date
       ------        -----            -----------------       ---------------
       5,000         $8.75            January 1, 1995         September 23, 2001

       6,000         $9.00            January 1, 1996         September 23, 2001

       7,000         $9.25            January 1, 1997         September 23, 2001

       8,000         $9.50            January 1, 1998         September 23, 2001

       Notwithstanding anything in this paragraph 2 to the contrary, the Option shall become exercisable, if there shall occur any of the following:

       merger of the Company into any other Company in which merger the Company is not the surviving Company;

       consolidation of the Company with any other Company;

       share exchange with any other Company in which the Company is an acquired party;

       a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

       the voluntary dissolution of the Company by consent or vote of its shareholders.

       In such events, the entire Option becomes exercisable on and as of the record date for determining the holders of the Common Stock entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution. The Option (unless exercised) shall expire and become null, void and of no further effect on and as of the date that the holders of the Common Stock are entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution.

       The Company covenants and agrees that, in addition to any other notice requirement to which the Company may be subject, it shall give the Optionee not less than ten (10) days' prior notice of the record date for determining the holders of the Common Stock entitled to vote upon any such merger, consolidation, share exchange, disposition or dissolution.

                                  EXHIBIT B-3

                     KEVIN M. CLARK STOCK OPTION AGREEMENT

1.     GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 26,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.     EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:

       Number
         of          Exercise                      EXERCISE PERIOD
       Shares        Price            Commencement Date       Expiration Date
       ------        -----            -----------------       ---------------
       5,000         $8.75            January 1, 1995         September 23, 2001

       6,000         $9.00            January 1, 1996         September 23, 2001

       7,000         $9.25            January 1, 1997         September 23, 2001

       8,000         $9.50            January 1, 1998         September 23, 2001

   Notwithstanding anything in this paragraph 2 to the contrary, the Option shall become exercisable, if there shall occur any of the following:

   (a) merger of the Company into any other Company in which merger the Company is not the surviving Company;

   (b) consolidation of the Company with any other Company;

   (c) share exchange with any other Company in which the Company is an acquired party;

   (d) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

   (e) the voluntary dissolution of the Company by consent or vote of its shareholders.

       In such events, the entire Option becomes exercisable on and as of the record date for determining the holders of the Common Stock entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution. The Option (unless exercised) shall expire and become null, void and of no further effect on and as of the date that the holders of the Common Stock are entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution.

       The Company covenants and agrees that, in addition to any other notice requirement to which the Company may be subject, it shall give the Optionee not less than ten (10) days' prior notice of the record date for determining the holders of the Common Stock entitled to vote upon any such merger, consolidation, share exchange, disposition or dissolution.

                                  EXHIBIT B-4

                       BRIAN GAST STOCK OPTION AGREEMENT

1.     GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 100,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.     EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:

       Number
         of          Exercise                      EXERCISE PERIOD
       Shares        Price *          Commencement Date       Expiration Date
       ------        -----            -----------------       ---------------
       20,000        $7.625           May 1, 1995             May 1, 2000

       20,000        $7.625           May 1, 1996             May 1, 2000

       20,000        $7.625           May 1, 1997             May 1, 2000

       20,000        $7.625           May 1, 1998             May 1, 2000

       20,000        $7.625           May 1, 1999             May 1, 2000

       In addition to the foregoing, (i) 20,000 Shares shall become exercisable in the event Gross Revenue exceeds $40 million and an Operating Ratio of less than 92 is achieved by the Company for any fiscal year ending after the Execution Date; and (ii) 20,000 Shares shall become exercisable for each additional $20 million of Gross Revenue and an Operating Ratio of less than 92 is achieved by the Company for any fiscal year ending after the Execution Date; provided, however, that the total number of Shares to become exercisable shall not exceed, in any event, 100,000 Shares. For purposes of this Agreement, Gross Revenue and Operating Ratio shall be determined by the Company in accordance with generally accepted accounting principles and consistently applied and, in the case of Operating Ratio, shall mean, total operating expenses and selling, general and administrative expenses divided by operating revenues. For purposes of the foregoing calculation, operating expenses shall not include interest expense, other income or expense, gain or loss on the sale of equipment, related party lease expense, income taxes, or any non operating extraordinary expense.

       Notwithstanding anything in this paragraph 2 to the contrary, the Option shall become exercisable, if there shall occur any of the following:

       (a) merger of the Company into any other Company in which merger the Company is not the surviving Company;

--------------
* In the event the closing price of the Shares on any anniversary date of the Optionee's first day of employment shall be less than the Option price, the Option price shall be adjusted to the average closing price of the Shares for the ten (10) trading days prior to such anniversary date.

       (b)  consolidation of the Company with any other Company;

       (c) share exchange with any other Company in which the Company is an acquired party;

       (d) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

       (e) the voluntary dissolution of the Company by consent or vote of its shareholders.

       In such events, the entire Option becomes exercisable on and as of the record date for determining the holders of the Common Stock entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution. The Option (unless exercised) shall expire and become null, void and of no further effect on and as of the date that the holders of the Common Stock are entitled to vote upon such merger, consolidation, share exchange, disposition or dissolution.

The Company covenants and agrees that, in addition to any other notice requirement to which the Company may be subject, it shall give the Optionee not less than ten (10) days' prior notice of the record date for determining the holders of the Common Stock entitled to vote upon any such merger, consolidation, share exchange, disposition or dissolution.

                                  EXHIBIT B-5

                    LEON M. MONACHOS STOCK OPTION AGREEMENT

1.   GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 200,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be a Nonstatutory Option (for 100,000 Shares) and an Incentive Option (for 100,000 Shares), both as defined in the Plan.

2.   EXERCISE OF OPTION

       Subject to the Plan, the Incentive Option shall be exercisable as follows:


           Number
             of                    Exercise                      EXERCISE PERIOD
           Shares                  Price           Commencement Date          Expiration Date
           ------                  --------        -----------------          ---------------
           20,000                  $3.75           May 15, 1997               May 14, 2006
           20,000                  $3.75           May 15, 1998               May 14, 2006
           20,000                  $3.75           May 15, 1999               May 14, 2006
           20,000                  $3.75           May 15, 2000               May 14, 2006
           20,000                  $3.75           May 15, 2001               May 14, 2006

       Subject to the Plan, the Nonstatutory Option shall be exercisable as follows:

           Number
             of                    Exercise                      EXERCISE PERIOD
           Shares                    Price         Commencement Date          Expiration Date*
          -------                 ---------        -----------------          ---------------
          100,000                  $3.75           May 15, 1996               May 14, 2006

---------------------
* Paragraph F of Article V of the Plan notwithstanding, if the Optionee's services are terminated pursuant to Paragraphs 6A, 6B, 6D or 6E of his Employment Agreement, the Nonstatutory Option shall expire on the earlier of May 14, 2006 or six (6) months after the date his employment is terminated. Paragraph I of Article V of the Plan shall not apply to the Optionee.

                                  EXHIBIT B-6

                       TREY TRUMBO STOCK OPTION AGREEMENT

1.    GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 100,000 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be an Incentive Option as defined in the Plan.


2.    EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:


           Number
             of               Exercise                           EXERCISE PERIOD
           Shares             Price              Commencement Date               Expiration Date
           ------             --------           -----------------               ---------------
           25,000             $7.66              June 30, 1996                   August 25, 1999
           25,000             $7.66              June 30, 1997                   August 25, 1999
           25,000             $7.66              June 30, 1998                   August 25, 1999
           25,000             $7.66              June 30, 1999                   August 25, 1999

Paragraph H of Article V of the Plan notwithstanding, in the event of Trumbo's death, the Expiration Date shall be one (1) year after such death.

                                  EXHIBIT B-7

             GREENLEY CAPITAL COMPANY, L.P. STOCK OPTION AGREEMENT

1.     GRANT OF OPTION

       The Company grants to the Optionee the right and Option to purchase all or any part of a maximum of 41,100 Shares (the "Option"), on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Option granted herein is intended to be Nonstatutory Option as defined in the Plan.

2.     EXERCISE OF OPTION

       Subject to the Plan, the Option shall be exercisable as follows:

           Number
             of                    Exercise                      EXERCISE PERIOD
           Shares                  Price            Commencement Date          Expiration Date
           ------                  --------         -----------------          ---------------
           41,100                  $2.43            August 31, 1994            August 31, 1999

                             FIRST AMENDMENT TO THE
                      AASCHE TRANSPORTATION SERVICES, INC.
                               STOCK OPTION PLAN

       The Aasche Transportation Services, Inc. Stock Option Plan (the "Plan") is hereby amended, effective March 24, 1998, as follows:

       1. The aggregate number of Shares as to which Options may be granted pursuant to Article II of the Plan shall be increased from 683,500 to 908,500.

       2. The definition of Key Employees as set forth under Article I of the Plan shall be amended to read as follows:

            Key Employees means an employee of the Company or an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

       IN WITNESS WHEREOF, Aasche Transportation Services, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 24th day of March, 1998.

                              AASCHE TRANSPORTATION SERVICES, INC.

                              By: /s/ Larry L. Asche
                                  --------------------------------------

                              Its:  Chairman and Chief Executive Officer
                                    ------------------------------------